UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2019

Mill City Ventures III, Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	814-00991	90-0316651
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1907 Wayzata Boulevard, Suite 205

Wayzata, MN 55391

(Address of principal executive offices)

(952) 479-1923

(Registrant's telephone number, including area code)

328 Barry Avenue South, Suite #210

Wayzata, MN 55391

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into Material Definitive Agreement.

On January 28, 2019, Mill City Ventures III, Ltd., a Minnesota corporation (the “Company” or “we”), entered into executive employment agreements with each of Messrs. Douglas M. Polinsky, our Chief Executive Officer, and Joseph A. Geraci, II, our Chief Financial Officer. Each of these agreements were dated so as to be effective as and from January 1, 2019.

Each executive employment agreement has a three-year term ending on December 31, 2021. In the case of Mr. Polinsky, our agreement specifies that he will serve as our Chief Executive Officer, and in the case of Mr. Geraci, our agreement specifies that he will serve as our Chief Financial Officer. Under Mr. Polinsky’s agreement, we agreed to pay him a base salary of $50,000 per year; and under Mr. Geraci’s agreement, we agreed to pay him a base salary of $100,000 per year. Under each executive employment agreement, the Compensation Committee of our Board of Directors has the authority to increase (but not decrease) the base salary payable to the executives. The Compensation Committee will also determine an annual cash bonus payable to each executive based on criteria established by the committee. The executive employment agreements provided for our payment to each executive of $10,000 in connection with their execution and delivery of their employment agreement. Finally, each executive employment agreement provides the executive with the right to reimbursement for all reasonable and appropriate business expenses incurred in connection with the performance of their duties.

We have the right to terminate the executive employment agreements, without cause (as defined therein), upon at least 30 days prior written notice. Similarly, each executive has the right to terminate his executive employment agreement for good reason (as defined therein) upon at least 30 days prior written notice. Upon the termination of either employment agreement, the terminated executive shall be entitled to receive compensation through the date of termination, and reimbursement for any expenses incurred through the date of such termination. If the Company were to terminate an executive for cause, we may offset against such payments any damages we sustain as a result of the conduct constituting cause.

The executive employment agreements prohibit the executives from disclosing our confidential information and from soliciting any of our employees during the term of the agreements and for a 12-month period thereafter. The executive employment agreements also contain provisions relating to Company investment opportunities, which provisions are consistent with Company policies and procedures. Finally, each executive employment agreement contains other terms and conditions customary for employment agreements between a public company and its executive management.

The description herein of the material terms and conditions of our executive employment agreements with Messrs. Polinsky and Geraci is qualified in its entirety by the actual text of each such agreement, copies of which are being filed as exhibits to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Item No.	Description
10.1	Employment Agreement with Douglas M. Polinsky dated effective as of January 1, 2019
10.2	Employment Agreement with Joseph A. Geraci, II, dated effective as of January 1, 2019

* * * * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mill City Ventures III, Ltd.

Date: February 1, 2019
	By:	/s/ Joseph A. Geraci, II
Joseph A. Geraci, II
Chief Financial Officer

Exhibit Index

Item No.	Description
10.1	Employment Agreement with Douglas M. Polinsky dated effective as of January 1, 2019 (filed herewith)
10.2	Employment Agreement with Joseph A. Geraci, II, dated effective as of January 1, 2019 (filed herewith)